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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report:    December 20, 1995

                             HEALTHSOUTH Corporation
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                       1-10315                   63-0860407
   -----------------                  ---------                ------------
    (State or Other                  (Commission             (I.R.S. Employer
Jurisdiction of Incorporation        File Number)           Identification No.)
   or Organization)

  Two Perimeter Park South
    Birmingham, Alabama                                           35243
----------------------------                                   -------------
  (Address of Principal                                         (Zip Code)
   Executive Offices)

Registrant's Telephone Number,                                 (205) 967-7116
   Including Area Code:


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ITEM 5.  OTHER EVENTS

         HEALTHSOUTH Corporation (the "Company") is filing this Current Report on Form 8-K to announce its financial results for the month of November 1995. These consolidated results reflect the operations of the Company following consummation of its merger with Sutter Surgery Centers, Inc. ("SSCI"), which was completed October 26, 1995 and which was accounted for as a pooling of interests. HEALTHSOUTH is filing this Report to comply with provisions of the Plan and Agreement of Merger with SSCI.

         For the month of November 1995, HEALTHSOUTH's consolidated revenues were approximately $144,096,000 and its consolidated net income was $11,960,000, or $.11 per share on a fully-diluted basis. Weighted average common and common equivalent shares outstanding for the month were 106,126,000 shares.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 20, 1995.

                             HEALTHSOUTH Corporation

                             By     /s/ ANTHONY J. TANNER
                              ----------------------------------------
                                        Anthony J. Tanner
                                     Executive Vice President
                                          and Secretary



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